SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):   March 13, 2007
iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

63 South Avenue, Burlington, Massachusetts	01803

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   (781) 345-0200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of
                    Principal Officers.
     (b) On March 13, 2007, Gerald C. Kent, Jr. notified iRobot Corporation (the “Company”) that he was resigning as Vice President, Controller and principal accounting officer of the Company. Mr. Kent resigned to pursue another career opportunity with a focus on corporate development. Mr. Kent’s resignation was not the result of any disagreement with the Company.
     (c) On March 19, 2007, the Company appointed Alison Dean as Vice President, Financial Controls & Analysis and principal accounting officer of the Company. Ms. Dean, who is 42 years old, has served as the Company’s Vice President, Financial Planning & Analysis since August 2005. From 1995 to August 2005, Ms. Dean served in a number of positions at 3Com Corporation, including Vice President and Corporate Controller from 2004 to 2005 and Vice President of Finance – Worldwide Sales from 2003 to 2004. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University. In connection with her appointment, Ms. Dean and the Company will enter into an executive agreement and an indemnification agreement, the forms of which are attached as exhibits to the Company’s annual report on Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
March 19, 2007	By:	/s/ Glen D. Weinstein
Glen D. Weinstein
General Counsel and Secretary